Exhibit 5
AUSTIN BRUSSELS DALLAS HOUSTON LONDON LOS ANGELES MOSCOW NEW YORK PHILADELPHIA SAN ANTONIO WASHINGTON, D.C. ___________________ RIYADH - IN AFFILIATION WITH LAW OFFICE OF ABDULAZIZ H. FAHAD

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
ATTORNEYS AT LAW

A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

1700 PACIFIC AVENUE
SUITE 4100
DALLAS, TEXAS 75201
(214) 969-2800
FAX (214) 969-4343

WWW.AKINGUMP.COM

February 24, 2000

Advance Paradigm, Inc.
545 East John Carpenter Freeway
Suite 1570
Irving, Texas 75062
Ladies and Gentlemen

          We have acted as counsel to Advance Paradigm, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, for the registration of the sale from time to time of an aggregate of 231,884 shares of the Company's common stock, $.01 par value (the "Common Stock").

          We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

          Based upon such examination and representations, we advise you that, in our opinion:

          A.     The shares of Common Stock which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

          B.     The shares of Common Stock which are to be registered pursuant to the Registration Statement have been validly issued, are fully paid and are non-assessable.

          The foregoing opinion is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of any other law .

          We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Sincerely,

/S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.